NEWS RELEASE
www.homestreet.com/newsroom

HomeStreet, Inc. Schedules Second Quarter 2017 Earnings Call for
Tuesday, July 25, 2017

SEATTLE, Wash. - June 23, 2017 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, July 25, 2017 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark Ruh, Senior Vice President and Interim CFO, will discuss second quarter 2017 results and provide an update on recent activities. A question and answer session will follow the presentation.
Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10109694 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10109694.

The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, July 24, 2017.

About HomeStreet, Inc.
Now in its 97th year HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Investor contact:
Gerhard Erdelji, Investor Relations Officer
gerhard.erdelji@homestreet.com
206-515-4039

Media contact:
Michael Brandt
Michael.brandt@homestreet.com
206-876-5506